UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2012 (October 11, 2012)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

Delaware	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1321 Discovery Drive

Billings, Montana 59102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (406) 373-8700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 11, 2012, Stillwater Mining Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC (the “Underwriters”), relating to the sale by the Company to the Underwriters of $396,750,000 aggregate principal amount of the Company’s 1.75% Convertible Senior Notes due 2032 (the “Notes”), including $51,750,000 aggregate principal amount of Notes to be purchased by the Underwriters pursuant to their exercise in full of the option set forth in the Underwriting Agreement.

The offering of the Notes is expected to result in net proceeds to the Company of approximately $384.3 million. The Company intends to use the net proceeds from the offering to repay amounts that may come due under the Company’s outstanding 1.875% convertible debentures in March 2013, and any additional proceeds may be used for general corporate purposes.

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Closing is expected to occur on October 17, 2012 and is subject to customary closing conditions.

In the ordinary course of their respective businesses, the Underwriters and certain of their respective affiliates have in the past and may in the future engage in investment banking or other transactions of a financial nature with the Company, including the provision of certain advisory services and the making of loans to the Company and its affiliates, for which they have received or will receive customary compensation. An affiliate of Wells Fargo Securities, LLC is the administrative agent, and acted as lead arranger and book runner, with respect to the Company’s assetbacked revolving credit agreement and received customary fees in connection therewith.

The foregoing summary of the Underwriting Agreement is qualified by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

In connection with the Notes Offering, the Company is filing the computation of Ratio of Earnings to Fixed Charges in Exhibit 12.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated October 11, 2012, among the Company, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the securities

12.1	Computation of Ratio of Earnings to Fixed Charges to give effect to the Notes Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STILLWATER MINING COMPANY

By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary

Date: October 17, 2012

Exhibit Index

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated October 11, 2012, among the Company, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the securities

12.1	Computation of Ratio of Earnings to Fixed Charges to give effect to the Notes Offering